UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2018

ELANCO ANIMAL HEALTH INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-38661	82-5497352
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Innovation Way, Greenfield, Indiana (Address of Principal Executive Offices)	46140 (Zip Code)

Registrant’s telephone number including area code: 877 352-6261

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elanco Animal Health Incorporated (the “Company”) announced the appointment of Todd S. Young as Executive Vice President and Chief Financial Officer of the Company effective November 1, 2018.  He will serve as the Company’s principal financial officer.

Mr. Young joins Elanco from ACADIA Pharmaceuticals, a biopharmaceutical company, where he served as Executive Vice President and Chief Financial Officer since August 2016. From 2015 to 2016, Mr. Young served as Senior Vice President and Treasurer for Baxalta Incorporated, a global biopharmaceutical company. Prior to Baxalta, Mr. Young worked for over 14 years at Baxter International, Inc., a global diversified healthcare company, holding multiple leadership roles, including Corporate Vice President and Treasurer from 2013 to 2015.

The Company entered into an employment offer letter with Mr. Young (the “Offer Letter”), as well as a Retention Bonus Agreement (the “Bonus Agreement”). The following description of the terms of Mr. Young’s employment is qualified in its entirety by reference to the complete terms and conditions of the Offer Letter and the Bonus Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Mr. Young will receive an annual base salary of $550,000.  He will be eligible for an annual cash performance bonus with a bonus target of 70% of his base salary and for annual equity awards under Elanco 2018 Stock Plan with a target award value of $1,200,000.  The terms of the annual equity awards are expected to be consistent with the annual award program for other senior executives. Mr. Young will be eligible to participate in the Company’s benefit plans, all in accordance with the Company’s customary terms and policies and consistent with other executives.

In connection with the commencement of Mr. Young’s employment, he will receive two one-time sign-on awards consisting of a $200,000 cash retention bonus that would be earned over a three-year period, and a restricted stock unit award valued at $300,000 that will vest in equal installments on each of the first two anniversaries of the grant date, expected to be in December 2018.  Mr. Young will also be reimbursed for relocation costs.

There are no material arrangements or understandings between Mr. Young and any other person pursuant to which he was appointed as an officer of the Company. Mr. Young does not have any family relationship with any director or officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Young has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Concurrent with the effective date of the appointment of Mr. Young, Lucas Montarce will cease performing his day-to-day activities as Interim Chief Financial Officer of the Company and will transition responsibilities to Mr. Young while returning to Eli Lilly & Company as vice president and CFO of Lilly’s International Business Unit.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the appointment of Todd S. Young is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Employment offer letter with Mr. Todd S. Young
Exhibit 10.2	Retention Bonus Agreement with Todd S. Young
Exhibit 99.1	Press Release, dated October 30, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELANCO ANIMAL HEALTH INCORPORATED

Date: October 30, 2018	By:	/s/ Michael-Bryant Hicks
	Name:	Michael-Bryant Hicks
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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